As filed with the Securities and Exchange Commission on March 1, 2024
Registration No. 333-257277

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIVERSIFIED HEALTHCARE TRUST
SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	04-3445278 (I.R.S. Employer Identification Number)
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8350
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew C. Brown
Chief Financial Officer and Treasurer
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8350
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard E. Berkenblit
Shu Wei
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

SUBSIDIARY GUARANTOR REGISTRANTS(1)
Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
Armada Drive Carlsbad LLC (f/k/a SNH Carlsbad LP)	Delaware	Limited liability company	46-5345619
Bayside Pkwy Fremont LLC (f/k/a DHC Fremont LLC)	Delaware	Limited liability company	N/A
CCC Alpha Investments Trust	Maryland	Business trust	35-2184937
CCC Delaware Trust	Maryland	Business trust	35-2184939
CCC Financing I Trust	Maryland	Business trust	01-6172425
CCC Financing Limited, L.P.	Delaware	Limited partnership	35-1904158
CCC Investments I, L.L.C.	Delaware	Limited liability company	35-1930956
CCC Leisure Park Corporation	Delaware	Corporation	52-1844142
CCC Pueblo Norte Trust	Maryland	Business trust	35-2184942
CCC Retirement Communities II, L.P.	Delaware	Limited partnership	35-1768887
CCC Retirement Partners Trust	Maryland	Business trust	35-2184933
CCC Retirement Trust	Maryland	Business trust	35-2184935
CCDE Senior Living LLC	Delaware	Limited liability company	52-2300864
CCOP Senior Living LLC	Delaware	Limited liability company	52-2257741
Crestline Ventures LLC	Delaware	Limited liability company	35-2184947
CSL Group, Inc.	Indiana	Corporation	61-0703072
DHC Holdings LLC	Maryland	Limited liability company	84-4879437
Ellicott City Land I, LLC	Delaware	Limited liability company	61-1429010
HRES1 Properties Trust	Maryland	Real estate investment trust	04-3461940
HRES2 Properties Trust	Maryland	Real estate investment trust	04-3461943
Leisure Park Venture Limited Partnership	Delaware	Limited partnership	52-1881181
Lexington Office Realty Trust	Massachusetts	Nominee trust	82-3686384
MSD Pool 1 LLC	Maryland	Limited liability company	20-1737344
MSD Pool 2 LLC	Maryland	Limited liability company	20-1738172
O.F.C. Corporation	Indiana	Corporation	35-1770620
SNH AL AIMO II, Inc.	Maryland	Corporation	47-3533564
SNH AL AIMO Tenant II, Inc.	Maryland	Corporation	47-3533691
SNH AL AIMO Tenant, Inc.	Maryland	Corporation	47-3232437
SNH AL AIMO, Inc.	Maryland	Corporation	47-3588050
SNH AL Crimson Tenant Inc.	Maryland	Corporation	81-2029226
SNH AL Cumming LLC	Maryland	Limited liability company	38-3975418
SNH AL Cumming Tenant LLC	Maryland	Limited liability company	47-3232822
SNH AL Georgia Holdings LLC	Maryland	Limited liability company	36-4814035
SNH AL Georgia LLC	Maryland	Limited liability company	37-1787931
SNH AL Georgia Tenant LLC	Maryland	Limited liability company	47-3232887
SNH AL Properties LLC	Maryland	Limited liability company	35-2537526
SNH AL Properties Trust	Maryland	Real estate investment trust	47-3602298
SNH AL TRS, Inc.	Maryland	Corporation	47-3232299

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH AL Wilmington Tenant Inc.	Maryland	Corporation	81-1715921
SNH Alpharetta LLC	Delaware	Limited liability company	N/A
SNH ALT Leased Properties Trust	Maryland	Real estate investment trust	55-6152955
SNH AZ Tenant LLC	Maryland	Limited liability company	84-2650512
SNH Bakersfield LLC	Maryland	Limited liability company	30-0862688
SNH BAMA Tenant LLC	Maryland	Limited liability company	84-2332713
SNH Baton Rouge (North) LLC	Delaware	Limited liability company	N/A
SNH Baton Rouge (Realtors) LLC	Delaware	Limited liability company	N/A
SNH BRFL Properties LLC	Delaware	Limited liability company	45-3020731
SNH BRFL Tenant LLC	Delaware	Limited liability company	45-3021105
SNH Bridgewater LLC	Delaware	Limited liability company	N/A
SNH CAL Tenant LLC	Maryland	Limited liability company	84-1959191
SNH CALI Tenant LLC	Delaware	Limited liability company	45-3182581
SNH CCMD Properties Borrower LLC	Delaware	Limited liability company	45-3627062
SNH CCMD Properties LLC	Delaware	Limited liability company	45-3020816
SNH CCMD Tenant LLC	Delaware	Limited liability company	45-3021280
SNH CHS Properties Trust	Maryland	Real estate investment trust	36-4509761
SNH CO Tenant LLC	Maryland	Limited liability company	84-2993730
SNH DEL Tenant LLC	Maryland	Limited liability company	84-2344739
SNH Denham Springs LLC	Delaware	Limited liability company	N/A
SNH Derby Tenant LLC	Maryland	Limited liability company	84-2947330
SNH Durham LLC	Delaware	Limited liability company	N/A
SNH FLA Tenant LLC	Maryland	Limited liability company	84-1979681
SNH FM Financing LLC	Delaware	Limited liability company	27-0467611
SNH FM Financing Trust	Maryland	Real estate investment trust	27-0445292
SNH Georgia Tenant LLC	Maryland	Limited liability company	84-2360584
SNH GP Carlsbad LLC	Delaware	Limited liability company	N/A
SNH GP Valencia LLC	Delaware	Limited liability company	N/A
SNH Granite Gate Inc.	Maryland	Corporation	82-2828174
SNH Granite Gate Lands Tenant LLC	Maryland	Limited liability company	82-2831131
SNH Granite Gate Lands Trust	Maryland	Real estate investment trust	82-2831350
SNH Granite Gate Tenant LLC	Maryland	Limited liability company	82-2791756
SNH Grove Park Tenant LLC	Maryland	Limited liability company	82-2794877
SNH Grove Park Trust	Maryland	Real estate investment trust	82-2839495
SNH IL Joplin Inc.	Maryland	Corporation	46-0687362
SNH IL Properties Trust	Maryland	Real estate investment trust	45-6562274
SNH Independence Park LLC	Delaware	Limited liability company	45-3833677
SNH INDY Tenant LLC	Maryland	Limited liability company	84-2314667
SNH Jackson LLC	Delaware	Limited liability company	N/A
SNH Kent Properties LLC	Maryland	Limited liability company	45-5241913
SNH Lincoln Tenant LLC	Maryland	Limited liability company	84-2683425

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH Longhorn Tenant LLC	Maryland	Limited liability company	84-2669103
SNH LTF Properties LLC	Maryland	Limited liability company	26-3093294
SNH Maryland Heights LLC	Delaware	Limited liability company	N/A
SNH MASS Tenant LLC	Maryland	Limited liability company	84-1887611
SNH MD Tenant LLC	Maryland	Limited liability company	84-1986209
SNH Medical Office Properties Trust	Maryland	Real estate investment trust	26-2639854
SNH Medical Office Realty Trust	Massachusetts	Nominee trust	N/A
SNH MezzCo San Antonio LLC	Delaware	Limited liability company	N/A
SNH MO Tenant LLC	Maryland	Limited liability company	84-4132291
SNH Modesto LLC	Maryland	Limited liability company	47-3544733
SNH NC Tenant LLC	Maryland	Limited liability company	84-2047364
SNH Neb Tenant LLC	Maryland	Limited liability company	84-2001187
SNH NJ Tenant GP LLC	Maryland	Limited liability company	84-1905394
SNH NJ Tenant LLC	Maryland	Limited liability company	84-1945671
SNH NJ Tenant LP	Delaware	Limited partnership	84-1921774
SNH NM Tenant LLC	Maryland	Limited liability company	84-2701729
SNH Northwoods LLC	Maryland	Limited liability company	82-2839754
SNH Northwoods Tenant LLC	Maryland	Limited liability company	82-2839879
SNH NS Mtg Properties 2 Trust	Maryland	Real estate investment trust	20-0567771
SNH NS Properties Trust	Maryland	Real estate investment trust	20-0514077
SNH Ohio Tenant LLC	Maryland	Limited liability company	84-2655301
SNH OMISS Tenant LLC	Maryland	Limited liability company	84-2947009
SNH Park Place I Inc.	Maryland	Corporation	82-2827603
SNH Park Place II Inc.	Maryland	Corporation	82-2839652
SNH Park Place Tenant I LLC	Maryland	Limited liability company	82-2824957
SNH Park Place Tenant II LLC	Maryland	Limited liability company	82-2839986
SNH Parkview Properties Trust	Maryland	Real estate investment trust	82-2853811
SNH PENN Tenant LLC	Maryland	Limited liability company	84-2385774
SNH Plaquemine LLC	Delaware	Limited liability company	N/A
SNH PLFL Properties LLC	Delaware	Limited liability company	45-3020897
SNH PLFL Tenant LLC	Delaware	Limited liability company	45-3021361
SNH Prairieville LLC	Delaware	Limited liability company	N/A
SNH Proj Lincoln TRS LLC	Maryland	Limited liability company	84-1858890
SNH Redmond Properties LLC	Maryland	Limited liability company	46-1463109
SNH REIT Irving LLC	Delaware	Limited liability company	N/A
SNH REIT San Antonio LLC	Delaware	Limited liability company	N/A
SNH REIT Victoria LLC	Delaware	Limited liability company	N/A
SNH RMI Fox Ridge Manor Properties LLC	Maryland	Limited liability company	26-3251471
SNH RMI Jefferson Manor Properties LLC	Maryland	Limited liability company	26-3251521
SNH RMI McKay Manor Properties LLC	Maryland	Limited liability company	26-3251604
SNH RMI Northwood Manor Properties LLC	Maryland	Limited liability company	26-3251559

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH RMI Oak Woods Manor Properties LLC	Maryland	Limited liability company	26-3251646
SNH RMI Park Square Manor Properties LLC	Maryland	Limited liability company	26-3251709
SNH RMI Properties Holding Company LLC	Maryland	Limited liability company	26-3251326
SNH RMI Smith Farms Manor Properties LLC	Maryland	Limited liability company	26-3251766
SNH RMI Sycamore Manor Properties LLC	Maryland	Limited liability company	26-3251392
SNH SC Tenant LLC	Maryland	Limited liability company	84-2062280
SNH SE Ashley River LLC	Delaware	Limited liability company	45-1762788
SNH SE Ashley River Tenant LLC	Delaware	Limited liability company	45-1832353
SNH SE Barrington Boynton LLC	Delaware	Limited liability company	45-1763108
SNH SE Barrington Boynton Tenant LLC	Delaware	Limited liability company	45-1827601
SNH SE Burlington LLC	Delaware	Limited liability company	45-1735536
SNH SE Burlington Tenant LLC	Delaware	Limited liability company	45-1797166
SNH SE Daniel Island LLC	Delaware	Limited liability company	45-1762897
SNH SE Daniel Island Tenant LLC	Delaware	Limited liability company	45-1954435
SNH SE Habersham Savannah LLC	Delaware	Limited liability company	45-1797058
SNH SE Habersham Savannah Tenant LLC	Delaware	Limited liability company	45-1830101
SNH SE Holly Hill LLC	Delaware	Limited liability company	45-1796910
SNH SE Holly Hill Tenant LLC	Delaware	Limited liability company	45-1829966
SNH SE Kings Mtn LLC	Delaware	Limited liability company	45-1735619
SNH SE Kings Mtn Tenant LLC	Delaware	Limited liability company	45-1797302
SNH SE Mooresville LLC	Delaware	Limited liability company	45-1762682
SNH SE Mooresville Tenant LLC	Delaware	Limited liability company	45-1797417
SNH SE N. Myrtle Beach LLC	Delaware	Limited liability company	45-1763009
SNH SE N. Myrtle Beach Tenant LLC	Delaware	Limited liability company	45-1827421
SNH SE Properties LLC	Delaware	Limited liability company	45-2551031
SNH SE Properties Trust	Maryland	Real estate investment trust	45-6235237
SNH SE SG LLC	Delaware	Limited liability company	45-4350329
SNH SE SG Tenant LLC	Delaware	Limited liability company	45-4350382
SNH SE Tenant 2 TRS, Inc.	Maryland	Corporation	45-4419027
SNH SE Tenant TRS, Inc.	Maryland	Corporation	45-1675505
SNH Somerford Properties Trust	Maryland	Real estate investment trust	26-3092929
SNH St. Louis LLC	Delaware	Limited liability company	N/A
SNH Teaneck Properties LLC	Delaware	Limited liability company	45-3020963
SNH Teaneck Tenant LLC	Delaware	Limited liability company	45-3021440
SNH Tellico Tenant LLC	Maryland	Limited liability company	82-2810980
SNH Tellico Trust	Maryland	Real estate investment trust	82-3350707
SNH Tempe LLC	Delaware	Limited liability company	36-4808742
SNH TENN Tenant LLC	Maryland	Limited liability company	84-2403386
SNH Toto Tenant LLC	Maryland	Limited liability company	84-1872935
SNH TRS Inc.	Maryland	Corporation	32-0068217
SNH TRS Licensee Holdco LLC	Maryland	Limited liability company	84-1854115

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
SNH VA Tenant LLC	Maryland	Limited liability company	84-2015732
SNH Viking Tenant LLC	Maryland	Limited liability company	84-2372388
SNH Ward Ave. Properties I Inc.	Maryland	Corporation	45-5448537
SNH Well Properties GA-MD LLC	Delaware	Limited liability company	26-2938214
SNH Well Properties Trust	Maryland	Real estate investment trust	26-2938273
SNH Wilmington LLC	Maryland	Limited liability company	61-1757941
SNH WIS Tenant LLC	Maryland	Limited liability company	84-2030681
SNH WY Tenant LLC	Maryland	Limited liability company	84-2993542
SNH Yonkers Properties Trust	Maryland	Real estate investment trust	45-6562289
SNH Yonkers Tenant Inc.	Maryland	Corporation	45-3038459
SNH/CSL Properties Trust	Maryland	Real estate investment trust	81-6107460
SNH/LTA Properties GA LLC	Maryland	Limited liability company	20-1878719
SNH/LTA Properties Trust	Maryland	Real estate investment trust	20-1878670
SNH/LTA SE Home Place New Bern LLC	Delaware	Limited liability company	45-1734759
SNH/LTA SE McCarthy New Bern LLC	Delaware	Limited liability company	45-1734853
SNH/LTA SE Wilson LLC	Delaware	Limited liability company	45-1734317
SPTGEN Properties Trust	Maryland	Real estate investment trust	04-3452343
SPTIHS Properties Trust	Maryland	Real estate investment trust	04-3450160
SPTMISC Properties Trust	Maryland	Real estate investment trust	04-3450894
SPTMNR Properties Trust	Maryland	Real estate investment trust	04-3450161
SPTMRT Properties Trust	Maryland	Real estate investment trust	04-3450155
SPTSUN II Properties Trust	Maryland	Real estate investment trust	04-3474405

(1)
One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Diversified Healthcare Trust offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

The address, including zip code, of each Subsidiary Guarantor Registrant’s principal executive offices is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 and the telephone number of each Subsidiary Guarantor Registrant’s executive office is (617) 796-8350.
The address, including zip code, of the agent for service for each of the Subsidiary Guarantor Registrants is Matthew C. Brown, Chief Financial Officer and Treasurer of Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton Massachusetts 02458-1634, and the telephone number of each Subsidiary Guarantor Registrant’s agent for service is (617) 796-8350.

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-257277) of Diversified Healthcare Trust and its subsidiary guarantor co-registrants is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, to: (i) add SNH Durham LLC, SNH Granite Gate Inc., SNH Granite Gate Tenant LLC, SNH Maryland Heights LLC and SNH Medical Office Properties Trust, each a direct or indirect wholly-owned subsidiary of the Registrant, as co-registrants to the Registration Statement as each such subsidiary may become a guarantor of some or all of the debt securities of the Registrant with respect to which offers and sales are registered under the Registration Statement; (ii) reflect the conversion and name change of DHC Fremont LLC to Bayside Pkwy Fremont LLC and the conversion and name change of SNH Carlsbad LP to Armada Drive Carlsbad LLC; and (iii) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
Set forth below is a list of the fees and expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions (if any).
SEC Registration Fee	$	*
Trustee’s Fees and Expenses		**
Printing Fees and Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Miscellaneous Fees and Expenses		**
Total:	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended, or the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ trustees, directors and officers are insured or indemnified against liability in their capacities as such.
Registrants Organized under Maryland Law
Real Estate Investment Trusts, or REITs, and Corporations
Diversified Healthcare Trust, or DHC, and certain other registrants are organized as Maryland REITs. Certain other registrants are organized as Maryland corporations. Maryland law applicable to real estate investment trusts, or the Maryland REIT Law, permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. DHC’s declaration of trust, and the declarations of trust of certain other registrants that are Maryland REITs, contain a provision which eliminates the liability of its trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

DHC’s declaration of trust requires it, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former trustee, director or officer of it or (2) any individual who, while a trustee or director of DHC and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding.
The declarations of trust or bylaws of certain other registrants that are Maryland REITs require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to either (i) indemnify (1) any present or former trustee, officer or shareholder of it or (2) any individual who, while a trustee of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity, or (ii) indemnify (1) any present or former trustee, officer or shareholder of it or (2) any individual who, while a trustee or officer of such registrant and at its request, serves or has served as a director, officer, shareholder, partner, or trustee another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of his or her service in that capacity, along with (3) any present or former trustee or officer of such registrant from any claim or liability to which such person may become subject or may incur by reason of his or her service in that capacity unless it is established that (x) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or as the result of active and deliberate dishonesty, (y) he or she actually received an improper personal benefit in money, property or services or (z) in the case of a criminal proceeding, had reasonable cause to believe that his or her act or omission was unlawful.
DHC’s declaration of trust also permits it to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former shareholder, employee or agent of it or any such predecessor. The declaration of trust or bylaws of each other registrant that is a Maryland REIT also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
DHC’s declaration of trust and the declaration of trust or bylaws of each other registrant that is a Maryland REIT also obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.

The charters or bylaws of certain registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director or officer of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, member or manager of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The charters or bylaws of all other registrants that are Maryland corporations require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) any present or former director, officer or stockholder of it or (2) any individual who, while a director or officer of such registrant and at its request, serves or has served as a trustee, director, officer, partner, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding.
The charters or bylaws of each registrant that is a Maryland corporation also obligates such registrant to pay or reimburse the persons serving in the capacities described above for reasonable expenses in advance of final disposition of a proceeding.
The charters or bylaws of each registrant that is a Maryland corporation also permits such registrant to indemnify and advance expenses to any person who served any predecessor of it in the capacities described above and any present or former employee or agent of it or any such predecessor.
Limited Liability Companies
Certain registrants are limited liability companies organized under Maryland law. Subject to standards and restrictions as are set forth in the limited liability company operating agreement, or the LLC agreement, of such Maryland limited liability company, the Maryland Limited Liability Company Act empowers a Maryland limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreements of certain registrants that are Maryland limited liability companies require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
Registrants Organized under Delaware Law
Corporations
One registrant, CCC Leisure Park Corporation, is a corporation organized under Delaware law. The Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Delaware General Corporation Law also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions.
The bylaws of CCC Leisure Park Corporation require the corporation, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation, or is serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such person acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of CCC Leisure Park Corporation further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding if certain requirements are satisfied.
Limited Liability Companies
Certain registrants are limited liability companies organized under Delaware law. Subject to standards and restrictions as are set forth in the LLC agreement of such Delaware limited liability company registrant, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The LLC agreements of certain registrants that are Delaware limited liability companies require such registrants, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
The LLC agreement of CCC Investments I, L.L.C., a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any owner, shareholder, partner, member, director, officer, manager, employee, agent, representative or affiliate of any member for any loss, cost, damage, expense or liability by reason of anything such indemnified person does or refrains from doing for, or in connection with or arising out of the business or affairs of, such registrant, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from such indemnified person’s own gross negligence or willful breach of a material provision of the LLC agreement of such registrant, in each case that causes actual material damage to such registrant. The LLC agreement of such registrant also allows such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding. The LLC agreement of such registrant also allows such registrant to, with the approval of the registrant’s members, indemnify such persons for any other loss, cost, damage, expense or liability for which indemnification is not already required.
The LLC agreements of each of CCDE Senior Living LLC and CCOP Senior Living LLC, each a Delaware limited liability company, require such registrants, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any manager, officer, director, shareholder, partner, employee, trustee, representative or agent of it, or any affiliates, successors, assigns, heirs and representatives thereof, for any loss, demand or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also allows such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of Crestline Ventures LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any manager or officer of it or their respective affiliates for any loss, demand, cost, damage, liability (joint or several), expense of any nature, judgment, fine, settlement or other amount arising from any claim, demand, action, suit or proceeding in which such person may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities or relating to such registrant, provided that no such person will be entitled to such indemnification for any breach of such person’s duty of loyalty to such registrant, for acts or omissions which involve intentional misconduct or a knowing violation of law, or for any transaction from which such person received any improper personal benefit. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of SNH REIT San Antonio LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any officer, manager, employee or agent of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The LLC agreement of SNH Well Properties GA-MD LLC, a Delaware limited liability company, requires such registrant, to the maximum extent permitted by Delaware law, in effect from time to time, to indemnify any director, officer, employee, agent or representative of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the LLC agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions. The LLC agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
Limited Partnerships
Certain registrants are limited partnerships organized under Delaware law. The Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.
The limited partnership agreement of CCC Financing Limited, L.P., a Delaware limited partnership, provides, to the fullest extent permitted by Delaware law, for the indemnification of the general partner, its affiliates and its directors, officers, partners, employees and agents for any loss, claim, damage, liability (joint and several), expense, judgment, fine, settlement, and other amount arising from any and all claims, demands, actions, suits or proceedings in which such indemnified person may be involved, or threatened to be involved, as a party or otherwise by reason of its status with such registrant, or serving at the request of such registrant with another entity in a similar capacity, which relate to or arise out of such registrant, its property, business or affairs, as long as such person acted in good faith in the best interests of such registrant, with respect to a criminal proceeding had no cause to believe its conduct was unlawful, and such conduct did not constitute willful misconduct. The limited partnership agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The limited partnership agreement of CCC Retirement Communities II, L.P., a Delaware limited partnership, provides for the indemnification of the general partner, its affiliates and their respective directors, officers, partners, employees and agents, and any person who is or was serving at the request of the partnership acting through the general partner as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against all losses, claims, damages, liabilities (joint and several), expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such person is involved, or threatened to be involved, as a party or otherwise as a result of its status with such registrant with respect to any action taken in good faith and believed to be in the best interests of such registrant, with respect to a criminal proceeding had no cause to believe its conduct was unlawful, and such conduct did not constitute gross negligence or willful misconduct. The limited partnership agreement of such registrant also obligates such registrant to advance expenses incurred by such indemnified persons in advance of final disposition of a proceeding.
The limited partnership agreement of Leisure Park Venture Limited Partnership, a Delaware limited partnership, provides for the indemnification of the general partner against all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind by virtue of its status as the general partner or with respect to any action or omission taken or suffered in good faith, other than liabilities resulting from the actual fraud, gross negligence or willful misconduct of the general partner or for acts in contravention of the partnership agreement or in breach of fiduciary duties.
The limited partnership agreement of SNH NJ Tenant LP, a Delaware limited partnership, provides, to the fullest extent permitted by Delaware law, for the indemnification of any director, officer or employee of the partnership or the general partner for any loss, claim or damage by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited partnership agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct.
Registrants Organized under Indiana Law
Certain registrants are corporations organized under Indiana law. Under the Indiana Business Corporation Law, or the IBCL, an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer or employee of the corporation against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful.
The IBCL also requires every Indiana corporation (unless otherwise limited by its articles of incorporation) to indemnify each director and officer of the corporation who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with such proceeding. Under certain circumstances, an Indiana corporation may also pay for or reimburse the reasonable expenses incurred by a director, officer or employee of the corporation who is a party to a proceeding in advance of final disposition of the proceeding. Additionally, the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders of the corporation.
The bylaws of CSL Group, Inc., an Indiana corporation, require the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation, so long as such person acted in good faith and in a manner reasonably believed to be in (or not opposed to) the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The bylaws of CSL Group, Inc. further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding if certain requirements are satisfied. Moreover, the bylaws of CSL Group, Inc. state that the indemnification and advancement rights provided thereunder shall be interpreted so as to provide, as a matter of right, to each director, officer and employee of the corporation “the full measure of indemnification and advancement of expenses” permitted by the IBCL.
The amended and restated bylaws of O.F.C. Corporation, an Indiana corporation, require the corporation to indemnify, “to the maximum extent permitted by Indiana law,” any current or former director or officer of the corporation who is made party to a proceeding by reason of his or her service in such capacity. The amended and restated bylaws of O.F.C. Corporation further provide for mandatory advancement of expenses to such individuals in connection with any such proceeding.
Registrants Governed by Massachusetts Law
Certain registrants are nominee trusts governed by Massachusetts law. Massachusetts law recognizes that a trust agreement may provide that a trustee is not personally liable for obligations of the trust and that a trustee may be indemnified out of trust assets.
The declaration of trust of each registrant that is a Massachusetts nominee trust requires the beneficiary of such registrant to indemnify and hold the trustees of such registrant harmless form and against any and all loss, cost, damage and expense incurred by such trustees by virtue of their status as owner of the trust property or resulting from any action taken by such trustees at the direction of the registrant’s beneficiary. The declaration of trust of each registrant that is a Massachusetts nominee trust further states that no trustee shall be held to any personal liability whatsoever in tort, contract or otherwise for any error of judgment or for any loss arising out of any act or omission in the execution of the trust, so long as such trustee acts in good faith, and shall only be responsible for such trustee’s own bad faith or willful malfeasance.
Other Information
DHC has also entered into indemnification agreements with its Trustees and officers providing for procedures for indemnification by DHC to the maximum extent permitted by Maryland law and advancements by DHC of certain expenses and costs relating to claims, suits or proceedings arising from their service to DHC and its subsidiaries, including the other registrants. DHC also maintain directors’ and officers’ liability insurance for its Trustees and officers and the trustees, directors and officers of its subsidiaries, including the other registrants.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act may be permitted to the registrants’ trustees, directors, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and DHC’s declaration of trust, the registrants have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. Reference is made to DHC’s declaration of trust, as amended and supplemented, filed as Exhibit 3.1 to DHC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Reference is also made to our indemnification agreements with our Trustees and officers, a form of which is filed as Exhibit 10.8 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Any underwriting agreements (Exhibits 1.1 through 1.5) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of the registrants’ trustees, directors, officers and controlling persons.

Item 16.    Exhibits
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Articles of Amendment and Restatement, dated September 20, 1999, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.)
4.2	Articles Supplementary, dated May 11, 2000. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.)
4.3	Articles Supplementary, dated June 30, 2017. (Incorporated by reference to our Current Report on Form 8-K filed on June 30, 2017.)
4.4	Articles Supplementary, dated May 19, 2020. (Incorporated by reference to our Current Report on Form 8-K filed on May 20, 2020.)
4.5	Third Amended and Restated Bylaws, adopted November 1, 2023. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.)
4.6	Indenture, dated as of February 18, 2016, between Diversified Healthcare Trust and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). (Incorporated by reference to our Current Report on Form 8-K filed on February 18, 2016.)
4.7	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.8	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.9	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.10	Form of Senior Debt Security.*
4.11	Form of Senior Subordinated Debt Security.*
4.12	Form of Junior Subordinated Debt Security.*
4.13	Form of Articles Supplementary for Preferred Shares.*
4.14	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.15	Form of Preferred Share Certificate.*
4.16	Form of Common Share Certificate. (Incorporated by reference to our Current Report on Form 8-K filed on January 2, 2020.)
4.17	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Venable LLP.**
5.3	Opinion of Taft Stettinius & Hollister LLP. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
22.1	List of Subsidiary Guarantors. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023.)
23.1	Consent of Deloitte & Touche LLP.**

Exhibit No.	Description
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.4	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1). (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
23.5	Consent of Venable LLP (included in Exhibit 5.2).**
23.6	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.3). (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
24.1	Powers of Attorney of certain officers and trustees/directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 18, 2016, between Diversified Healthcare Trust and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
107	Filing Fee Table. (Incorporated by reference to Post-Effective Amendment No. 1 to our Registration Statement on Form S-3, File No. 333-257277, filed on September 9, 2022.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

Item 17.    Undertakings
The undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d)

of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities).*
1.2	Form of Underwriting Agreement (for Preferred Shares).*
1.3	Form of Underwriting Agreement (for Common Shares).*
1.4	Form of Underwriting Agreement (for Depositary Shares).*
1.5	Form of Underwriting Agreement (for Warrants).*
4.1	Composite Copy of Articles of Amendment and Restatement, dated September 20, 1999, as amended to date. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.)
4.2	Articles Supplementary, dated May 11, 2000. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.)
4.3	Articles Supplementary, dated June 30, 2017. (Incorporated by reference to our Current Report on Form 8-K filed on June 30, 2017.)
4.4	Articles Supplementary, dated May 19, 2020. (Incorporated by reference to our Current Report on Form 8-K filed on May 20, 2020.)
4.5	Third Amended and Restated Bylaws, adopted November 1, 2023. (Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.)
4.6	Indenture, dated as of February 18, 2016, between Diversified Healthcare Trust and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association). (Incorporated by reference to our Current Report on Form 8-K filed on February 18, 2016.)
4.7	Form of Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.8	Form of Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.9	Form of Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-205298.)
4.10	Form of Senior Debt Security.*
4.11	Form of Senior Subordinated Debt Security.*
4.12	Form of Junior Subordinated Debt Security.*
4.13	Form of Articles Supplementary for Preferred Shares.*
4.14	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.*
4.15	Form of Preferred Share Certificate.*
4.16	Form of Common Share Certificate. (Incorporated by reference to our Current Report on Form 8-K filed on January 2, 2020.)
4.17	Form of Warrant Agreement, including form of Warrant.*
5.1	Opinion of Sullivan & Worcester LLP.**
5.2	Opinion of Venable LLP.**
5.3	Opinion of Taft Stettinius & Hollister LLP. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
8.1	Opinion of Sullivan & Worcester LLP as to tax matters. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
22.1	List of Subsidiary Guarantors. (Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023.)
23.1	Consent of Deloitte & Touche LLP.**

Exhibit No.	Description
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).**
23.4	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1). (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
23.5	Consent of Venable LLP (included in Exhibit 5.2).**
23.6	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.3). (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
24.1	Powers of Attorney of certain officers and trustees/directors (included on signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture dated February 18, 2016, between Diversified Healthcare Trust and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association).**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture. (Incorporated by reference to our Registration Statement on Form S-3, File No. 333-257277, filed on June 22, 2021.)
107	Filing Fee Table. (Incorporated by reference to Post-Effective Amendment No. 1 to our Registration Statement on Form S-3, File No. 333-257277, filed on September 9, 2022.)

*
To be filed by amendment or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the offering of any securities, as appropriate.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
DIVERSIFIED HEALTHCARE TRUST
By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Diversified Healthcare Trust, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Managing Trustee	March 1, 2024
/s/ John L. Harrington John L. Harrington	Independent Trustee	March 1, 2024
/s/ Phyllis M. Hollis Phyllis M. Hollis	Independent Trustee	March 1, 2024
/s/ Lisa Harris Jones Lisa Harris Jones	Independent Trustee	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Managing Trustee	March 1, 2024
/s/ Jeffrey P. Somers Jeffrey P. Somers	Independent Trustee	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
ARMADA DRIVE CARLSBAD LLC
BAYSIDE PKWY FREMONT LLC
CCC ALPHA INVESTMENTS TRUST
CCC DELAWARE TRUST
CCC FINANCING I TRUST
CCC INVESTMENTS I, L.L.C.
CCC LEISURE PARK CORPORATION
CCC PUEBLO NORTE TRUST
CCC RETIREMENT PARTNERS TRUST
CCC RETIREMENT TRUST
CCDE SENIOR LIVING LLC
CCOP SENIOR LIVING LLC
CRESTLINE VENTURES LLC
CSL GROUP, INC.
DHC HOLDINGS LLC
ELLICOTT CITY LAND I, LLC
HRES1 PROPERTIES TRUST
HRES2 PROPERTIES TRUST
MSD POOL 1 LLC
MSD POOL 2 LLC
O.F.C. CORPORATION
SNH AL AIMO II, INC.
SNH AL AIMO TENANT II, INC.
SNH AL AIMO TENANT, INC.
SNH AL AIMO, INC.
SNH AL CRIMSON TENANT INC.
SNH AL CUMMING LLC
SNH AL CUMMING TENANT LLC
SNH AL GEORGIA HOLDINGS LLC
SNH AL GEORGIA LLC
SNH AL GEORGIA TENANT LLC
SNH AL PROPERTIES LLC
SNH AL PROPERTIES TRUST
SNH AL TRS, INC.
SNH AL WILMINGTON TENANT INC.
SNH ALPHARETTA LLC
SNH ALT LEASED PROPERTIES TRUST
SNH AZ TENANT LLC
SNH BAKERSFIELD LLC
SNH BAMA TENANT LLC
SNH BATON ROUGE (NORTH) LLC
SNH BATON ROUGE (REALTORS) LLC
SNH BRFL PROPERTIES LLC
SNH BRFL TENANT LLC
SNH BRIDGEWATER LLC
SNH CAL TENANT LLC
SNH CALI TENANT LLC
SNH CCMD PROPERTIES BORROWER LLC
SNH CCMD PROPERTIES LLC
SNH CCMD TENANT LLC
SNH CHS PROPERTIES TRUST
SNH CO TENANT LLC
SNH DEL TENANT LLC
SNH DENHAM SPRINGS LLC
SNH DERBY TENANT LLC
SNH DURHAM LLC
SNH FLA TENANT LLC
SNH FM FINANCING LLC
SNH FM FINANCING TRUST
SNH GEORGIA TENANT LLC
SNH GP CARLSBAD LLC
SNH GP VALENCIA LLC
SNH GRANITE GATE INC.
SNH GRANITE GATE LANDS TENANT LLC
SNH GRANITE GATE LANDS TRUST
SNH GRANITE GATE TENANT LLC
SNH GROVE PARK TENANT LLC
SNH GROVE PARK TRUST
SNH IL JOPLIN INC.
SNH IL PROPERTIES TRUST
SNH INDEPENDENCE PARK LLC
SNH INDY TENANT LLC
SNH JACKSON LLC
SNH KENT PROPERTIES LLC
SNH LINCOLN TENANT LLC
SNH LONGHORN TENANT LLC
SNH LTF PROPERTIES LLC
SNH MARYLAND HEIGHTS LLC
SNH MASS TENANT LLC
SNH MD TENANT LLC
SNH MEDICAL OFFICE PROPERTIES TRUST
SNH MEZZCO SAN ANTONIO LLC
SNH MO TENANT LLC
SNH MODESTO LLC
SNH NC TENANT LLC
SNH NEB TENANT LLC
SNH NJ TENANT GP LLC
SNH NJ TENANT LLC
SNH NM TENANT LLC
SNH NORTHWOODS LLC
SNH NORTHWOODS TENANT LLC
SNH NS MTG PROPERTIES 2 TRUST
SNH NS PROPERTIES TRUST
SNH OHIO TENANT LLC
SNH OMISS TENANT LLC
SNH PARK PLACE I INC.
SNH PARK PLACE II INC.
SNH PARK PLACE I LLC

SNH PARK PLACE II LLC
SNH PARKVIEW PROPERTIES TRUST
SNH PENN TENANT LLC
SNH PLAQUEMINE LLC
SNH PLFL PROPERTIES LLC
SNH PLFL TENANT LLC
SNH PRAIRIEVILLE LLC
SNH PROJ LINCOLN TRS LLC
SNH REDMOND PROPERTIES LLC
SNH REIT IRVING LLC
SNH REIT SAN ANTONIO LLC
SNH REIT VICTORIA LLC
SNH RMI FOX RIDGE MANOR PROPERTIES LLC
SNH RMI JEFFERSON MANOR PROPERTIES LLC
SNH RMI MCKAY MANOR PROPERTIES LLC
SNH RMI NORTHWOOD MANOR PROPERTIES LLC
SNH RMI OAK WOODS MANOR PROPERTIES LLC
SNH RMI PARK SQUARE MANOR PROPERTIES LLC
SNH RMI PROPERTIES HOLDING COMPANY LLC
SNH RMI SMITH FARMS MANOR PROPERTIES LLC
SNH RMI SYCAMORE MANOR PROPERTIES LLC
SNH SC TENANT LLC
SNH SE ASHLEY RIVER LLC
SNH SE ASHLEY RIVER TENANT LLC
SNH SE BARRINGTON BOYNTON LLC
SNH SE BARRINGTON BOYNTON TENANT LLC
SNH SE BURLINGTON LLC
SNH SE BURLINGTON TENANT LLC
SNH SE DANIEL ISLAND LLC
SNH SE DANIEL ISLAND TENANT LLC
SNH SE HABERSHAM SAVANNAH LLC
SNH SE HABERSHAM SAVANNAH TENANT LLC
SNH SE HOLLY HILL LLC
SNH SE HOLLY HILL TENANT LLC
SNH SE KINGS MTN LLC
SNH SE KINGS MTN TENANT LLC
SNH SE MOORESVILLE LLC
SNH SE MOORESVILLE TENANT LLC
SNH SE N. MYRTLE BEACH LLC
SNH SE N. MYRTLE BEACH TENANT LLC
SNH SE PROPERTIES LLC
SNH SE PROPERTIES TRUST
SNH SE SG LLC
SNH SE SG TENANT LLC
SNH SE TENANT 2 TRS, INC.
SNH SE TENANT TRS, INC.
SNH SOMERFORD PROPERTIES TRUST
SNH ST. LOUIS LLC
SNH TEANECK PROPERTIES LLC
SNH TEANECK TENANT LLC
SNH TELLICO TENANT LLC
SNH TELLICO TRUST
SNH TEMPE LLC
SNH TENN TENANT LLC
SNH TOTO TENANT LLC
SNH TRS INC.
SNH TRS LICENSEE HOLDCO LLC
SNH VA TENANT LLC
SNH VIKING TENANT LLC
SNH WARD AVE. PROPERTIES I INC.
SNH WELL PROPERTIES GA-MD LLC
SNH WELL PROPERTIES TRUST
SNH WILMINGTON LLC
SNH WIS TENANT LLC
SNH WY TENANT LLC
SNH YONKERS PROPERTIES TRUST
SNH YONKERS TENANT INC.
SNH/CSL PROPERTIES TRUST
SNH/LTA PROPERTIES GA LLC
SNH/LTA PROPERTIES TRUST
SNH/LTA SE HOME PLACE NEW BERN LLC
SNH/LTA SE MCCARTHY NEW BERN LLC
SNH/LTA SE WILSON LLC
SPTGEN PROPERTIES TRUST
SPTIHS PROPERTIES TRUST
SPTMISC PROPERTIES TRUST
SPTMNR PROPERTIES TRUST
SPTMRT PROPERTIES TRUST
SPTSUN II PROPERTIES TRUST

By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees or directors of each of the above co-registrants, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Trustee / Director	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Trustee / Director	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following co-registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
LEXINGTON OFFICE REALTY TRUST
SNH MEDICAL OFFICE REALTY TRUST
By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto,
as Trustee and not individually
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned trustees of each of the above co-registrants, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him, and in his name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	Trustee and not individually	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Trustee and not individually	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
CCC FINANCING LIMITED, L.P.
By:
CCC RETIREMENT TRUST,
its general partner

By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Trustee	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Trustee	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
CCC RETIREMENT COMMUNITIES II, L.P.
By:
CRESTLINE VENTURES LLC,
its general partner

By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Director	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Director	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
LEISURE PARK VENTURE LIMITED PARTNERSHIP
By:
CCC LEISURE PARK CORPORATION,
its general partner

By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Director	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Director	March 1, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the following co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 1, 2024.
SNH NJ TENANT LP
By:
SNH NJ TENANT GP LLC,
its general partner

By:
/s/ Christopher J. Bilotto

Christopher J. Bilotto
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the general partner of the above co-registrant, hereby severally constitutes and appoints each of Christopher J. Bilotto and Matthew C. Brown to sign for him or her, and in his or her name in the capacity indicated below, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all subsequent amendments to the Registration Statement, hereby ratifying and confirming their signatures as they may be signed by their attorneys to this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 and any and all subsequent amendments to the Registration Statement.
Signature	Title	Date
/s/ Christopher J. Bilotto Christopher J. Bilotto	President and Chief Executive Officer	March 1, 2024
/s/ Matthew C. Brown Matthew C. Brown	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 1, 2024
/s/ Jennifer F. Francis Jennifer F. Francis	Director	March 1, 2024
/s/ Adam D. Portnoy Adam D. Portnoy	Director	March 1, 2024